Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-134526,   333-138879 and 333-146713) on Form S-8, and the Registration Statement (No. 333-136748) on Form S-3, of our report dated April 9, 2008, which included an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audit of the consolidated financial statements of eMagin Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to our firm as "Experts" in the Registration Statement on Form S-3.

\s\ Eisner LLP

New York, New York
April 9, 2008